PLEASE NOTE: THE BELOW TEXT OF THE DOCUMENT IN THE ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATION PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THIS DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN THE RUSSIAN LANGUAGE SHALL PREVAIL.
This exchange offer is made for the securities of a foreign company. It is important for U.S. securities holders to be aware that this announcement is subject to disclosure and regulations in England that are different from those in the United States. In addition, U.S. securities holders should be aware that this announcement has been prepared in accordance with English format and style, which differs from the U.S. format and style. In particular the financial information of OJSC Uralkali and OJSC Silvinit included herein has been prepared in accordance with International Financial Reporting Standards, and thus may not be comparable to financial information of U.S. companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.
It may be difficult for U.S. securities holders to enforce their rights and any claim they may have arising under the U.S. federal securities laws, since OJSC Uralkali is located in the Russian Federation, and some or all of its officers and directors may be residents of countries other than the United States. U.S. securities holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.
Securities may not be offered or sold in the United States absent registration under the US Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from such registration. The OJSC Uralkali Shares to be issued in connection with the Proposed Combination are not, and will not be, registered under the Securities Act or under the securities laws of any jurisdiction of the United States and will be issued to OJSC Silvinit Shareholders in the United States in reliance on the exemption from registration provided by Rule 802 under the Securities Act and in reliance on available exemptions from any state law registration requirements. The securities of OJSC Uralkali and OJSC Silvinit have not been, and will not be, registered under the Securities Act or under the securities laws of any jurisdiction of the United States.
DRAFT RESOLUTIONS OF THE GENERAL SHAREHOLDERS’ MEETING
OF OPEN JOINT STOCK COMPANY URALKALI
Agenda:
1.	Approval of the major transaction/series of inter-related transactions of Open Joint Stock Company Uralkali (hereinafter — “OJSC Uralkali,” the “Company”) for the placement of Series BO-01 Exchange-Traded Bonds by the Company.

2.	Approval of the major transaction/series of inter-related transactions for a planned cross-currency interest rate swap and pledge agreement(s).

3.	Approval of the major transaction/series of inter-related transactions for the purchase of the shares of Open Joint Stock Company Silvinit by the Company.

4.	Reorganization of the Company in the form of the merger of Open Joint Stock Company Silvinit into OJSC Uralkali, including approval of the agreement on merger of Open Joint Stock Company Silvinit into OJSC Uralkali.

5.	Approval of the agreement on merger of Open Joint Stock Company Silvinit into OJSC Uralkali as a major transaction.

6.	Determination of the number, par value, categories (classes) of the Company’s authorized common shares and the rights granted by these shares.

7.	Increase of the charter capital of the Company.

8.	Amendment of the Charter of OJSC Uralkali and approval of a new version of the Charter of OJSC Uralkali.

9.	Approval of a new version of the Regulations on the Board of Directors of OJSC Uralkali.

10.	Approval of a new version of the Regulations on Compensation and Reimbursements to be paid to the members of the Board of Directors of OJSC Uralkali.
AGENDA ITEM No. 1 Approval of the major transaction/series of inter-related transactions of Open Joint Stock Company Uralkali (hereinafter — “OJSC Uralkali,” the “Company”) for the placement of Series BO-01 Exchange-Traded Bonds by the Company.

To approve the transaction/series of inter-related transactions for the placement of Exchange-Traded Bonds by the Company as a major transaction on the following terms:
a) The class, category, number value of the Exchange-Traded Bonds being placed: 50,000,000 (fifty million) non-convertible interest-bearing certificated exchange-traded bearer bonds with mandatory centralized custodianship Series BO-01 with call feature at the request of holders and at the discretion of the Issuer with a total face value of 1000 (one thousand) rubles each, with a total face value of 50,000,000,000 (fifty billion) rubles with a term of redemption on the 1,092nd (one thousand ninety second) day after the start of the placement of the Exchange-Traded Bonds.
b) Subject matter of the transaction: The placement of Series BO-01 Exchange-Traded Bonds by open subscription at the price of 100 (one hundred) percent of the face value of the Series BO-01 Exchange-Traded Bonds, which is 1,000 rubles per 1 Series BO-01 Exchange-Traded Bond (starting from the second day after the placement the purchasers shall but also pay the accumulated coupon income). Placement of the Exchange-Traded Bonds shall take place through the conclusion of purchase and sale agreements at the Exchange-Traded Bond Placement Price, as determined in the Resolution on the Issuance of Securities. During placement of the Exchange-Traded Bonds, the transactions to be concluded with MICEX through filling the offers to purchase the Exchange-Traded Bonds, submitted using the trading systems of the Exchange in accordance with the MICEX trading rules. The placement of the Exchange-Traded Bonds may take place in the form of a competition for determining the interest rate for the first coupon or at a fixed price and the interest rate for the first coupon as determined earlier by the Issuer using the procedures provided for in the Resolution on the Issuance of Securities and the Securities Prospectus.
c) Parties to the transaction/series of inter-related transactions for the placement of the Exchange-Traded Bonds:
•	The Exchange-Traded Bond Issuer — OJSC Uralkali, and

•	individuals and legal entities who are the purchasers of the Exchange-Traded Bonds during their placement by open subscription.
d) Price of the transaction for the placement of Exchange-Traded Bonds: the price of the transaction for the placement of Exchange-Traded Bonds shall be determined based upon (i) the total face value of the Exchange-Traded Bonds in the amount of 50,000,000,000 (fifty billion) rubles, and the (ii) aggregate coupon income paid by the Issuer to the holders of the Exchange-Traded Bonds for the entire period that the Exchange-Traded Bonds are in circulation. The amounts of the coupon income (interest rate) shall be determined by the Issuer using the procedures and on the terms provided for by the Resolution on the Issuance of Securities and the Securities Prospectus, but in a case they shall be no more than 15% (fifteen percent) annual interest.
e) Other transaction terms:
Method for the placement of the Exchange-Traded Bonds: open subscription.
Placement of the Exchange-Traded Bonds shall take place through concluding purchase and sale transactions at the Exchange-Traded Bond placement price.
During placement of the Exchange-Traded Bonds, the transactions to be concluded with Closed Joint Stock Company MICEX Stock Exchange (hereinafter — “MICEX”) through filling the offers to purchase the Exchange-Traded Bonds, submitted using the trading systems of the Exchange in accordance with the MICEX trading rules.
Exchange-Traded Bonds Placement Price: The placement price for the Exchange-Traded Bonds shall be established equal to 1000 (one thousand) rubles per Exchange-Traded Bonds (100% (one hundred percent) of the face value). Starting on the second day after the placement of the Exchange-Traded Bonds, when purchasing Exchange-Traded Bonds, the buyer shall also pay the accumulated coupon interest for the corresponding number of days. The accumulated coupon income (ACI) per Exchange-Traded Bond shall be calculated using the following formula:
ACI = Nom * C * ((T-T0)/365)/ 100%, where
Nom — the face value of one Exchange-Traded Bond, rubles,
C — the interest rate of the first coupon ( annual percentage rate),
T — the placement date of the Exchange-Traded Bonds;
T0 — the start date for the placement of the Exchange-Traded Bonds.
The size of the accumulated coupon income shall be calculated to the nearest one kopeck, the rounding of digits during calculations to take place using the rules for mathematical rounding. Furthermore, the rules for mathematical rounding should be understood to mean mathematical rounding, where the value of a whole kopeck (whole kopecks) does not change if the first digit after the rounded digit is in the interval between 0 through 4, and it will be increased by one if the first digit after the rounded digit is in the interval between 5 through 9.
Form of payment for the Exchange-Traded Bonds to be placed: The Exchange-Traded Bonds shall be paid for in monetary form in the currency of the Russian Federation by bank transfer. No possibility for an extension for payments for the securities of the issue has been provided for. No possibility for payments for the securities using non-monetary means has been provided for.
Exchange-Traded Bond Redemption Term: start date — the 1092nd (one thousand ninety second) day after the placement of the Exchange-Traded Bond issue. The redemption start date and end date for the Exchange-Traded Bonds of the issue coincide.
Form and procedures for Exchange-Traded Bond redemption: redemption of the Exchange-Traded Bonds shall take place in monetary form in the currency of the Russian Federation by bank transfer. The possibility for Exchange-Traded Bond holders to choose the form of redemption of the Exchange-Traded Bonds has not been provided for.
The possibility of early redemption under a requirement from the Exchange-Traded Bond holders and at the discretion of the Issuer has been provided for.
The early redemption of Exchange-Traded Bonds shall be allowed only after they have been paid for in full and the placement has been completed, except for redemption in cases when all categories and types of shares and/or all bonds of the Issuer of the Exchange-Traded Bonds are removed from the list of securities which are admitted to trading on all the stock exchanges, carrying out the admission of the Exchange-Traded Bonds to trading (except for cases of bond de-listing due to the expiry of their term circulation or their redemption).
Early redemption type: at the request of the holders of the Issuer’s Exchange-Traded Bonds.
A) The holders of the Exchange-Traded Bonds shall acquire the right to present the Exchange-Traded Bonds which belong to them for early redemption if all categories and types of shares and/or all the bonds of the Issuer of the Exchange-Traded Bonds of this issue admitted to trading on the financial markets are excluded from the list of securities which are admitted to trading on all the stock exchanges carrying out the admission of the Exchange-Traded Bonds to trading (except for cases of bond de-listing due to the expiry of their term circulation or their redemption).
Early Redemption of the Exchange-Traded Bonds shall be carried out for the unredeemed portion at face value. Moreover an accumulated coupon income shall be paid calculated as of the date of the early redemption of the Exchange-Traded Bonds in accordance with the terms of the Resolution on the Issuance of Securities.
B) The holders of the Exchange-Traded Bonds of this issue shall acquire the rights to present the Exchange-Traded Bonds which belong to them for early redemption should any of the following events occur:
•	a delay of more than 7 (seven) days in the Issuer’s delay of its performance of its obligations for paying the coupon income for the Exchange-Traded Bonds of this issue from the payment date of the relevant coupon income established in accordance with the Resolution on the Issuance of Securities and the Securities Prospectus;

•	a delay of more than 7 (seven) days in the Issuer’s delay of its performance of its obligations for paying the coupon income for any bonds issued by the Issuer on the territory of the Russian Federation from the payment date of the relevant coupon income established in accordance with the Resolution on the Issuance of Securities and the Securities Prospectus;

•	a declaration by the Issuer of its inability to perform the financial obligations under the Exchange-Traded Bonds of this issue or in regard to other bonds issued by the Issuer on the territory of the Russian Federation;

•	the delay of more than 30 (thirty) days by the Issuer in its obligations to redeem (including early redemption) of any obligations issued by the Issuer on the territory of the Russian Federation;

•	the presentation of other ruble bonds of the Issuer for early redemption under the calls for redemption of the holders, both those already placed as well as those to be placed in the future (the purchase of any bonds of the Issuer in circulation by agreement with their holders and/or under a requirements of the holders with the possibility of their subsequent circulation shall not entail the right to require the early redemption of the Exchange-Traded Bonds of this issue).
Early redemption type: callable by the Issuer.

A) The possibility or impossibility of early redemption of the Exchange-Traded Bonds during the period of circulation at the discretion of the Issuer shall be determined by a resolution of the Issuer before the Exchange-Traded Bonds placement start date. Moreover, if the Issuer has adopted a resolution on the possibility of the early redemption of the Exchange-Traded Bonds at its discretion, then in this resolution the Issuer shall determine the date on which the early redemption of the Exchange-Traded Bonds is possible at the discretion of the Issuer.
This resolution shall be taken by the Issuer’s sole executive body.
Should a resolution be adopted regarding the possibility of the early redemption of the Exchange-Traded Bonds at the discretion of the Issuer, the Issuer may adopt a resolution regarding the early redemption of the Exchange-Traded Bonds no later than 20 (twenty) business days before the date determined in the Issuer’s resolution on the possibility of the early redemption of the Exchange-Traded Bonds is possible at the discretion of the Issuer in which the early redemption of the Exchange-Traded Bonds is possible at the discretion of the Issuer.
This resolution shall be taken by the Issuer’s authorized body.
Early redemption of the Exchange-Traded Bonds shall take place in monetary form in the currency of the Russian Federation by bank transfer. The possibility for Exchange-Traded Bond holders to choose the form of early redemption of the Exchange-Traded Bonds has not been provided for.
Early Redemption of the Exchange-Traded Bonds shall be carried out for the unredeemed portion at face value. Moreover the ACI shall be paid calculated as of the date of the early redemption of the Exchange-Traded Bonds in accordance with the terms of the Resolution on the Issuance of Securities.
B) Before the Exchange-Traded Bonds placement start date, the Issuer may adopt a resolution regarding the early partial redemption of the Exchange-Traded Bonds on the date that the next coupon period(s) ends. Moreover the Issuer must determine the number of coupon period(s) on the end date of which the Issuer is to carry out the early redemption of a certain portion of the face value of the Exchange-Traded Bonds, as well as the percentage of the face value of which is to be redeemed on the end date of this coupon period.
This resolution shall be taken by the Issuer’s sole executive body.
Should a resolution be adopted regarding the early partial redemption of the Exchange-Traded Bonds, then the purchase of the Exchange-Traded Bonds shall signify the Exchange-Traded Bond purchaser’s consent with the possibility of their early redemption at the discretion of the Issuer.
The early partial redemption of the Exchange-Traded Bonds at the discretion of the Issuer shall be carried out at the same percentage of the face value of the Exchange-Traded Bonds in relation to all of the bonds of the issue.
C) The Issuer shall have the right to adopt a resolution on the early redemption of the Exchange-Traded Bonds on the date of the end of the j-th coupon period (j<6) preceding the coupon period, and its interest rate will be determined after the MICEX disclose information regarding the results of the Exchange-Traded Bond issuance and the federal executive branch authority for the securities markets has been duly notified.
This resolution shall be taken by the Issuer’s sole executive body. Purchase of the Exchange-Traded Bonds shall signify the consent of the Exchange-Traded Bond purchaser to the possibility of their early redemption at the discretion of the Issuer.
Early redemption of the Exchange-Traded Bonds shall take place in monetary form in the currency of the Russian Federation by bank transfer. The possibility for Exchange-Traded Bond holders to choose the form of early redemption of the Exchange-Traded Bonds has not been provided for.
Early redemption of the Exchange-Traded Bonds shall take place at the discretion of the Issuer for all Exchange-Traded Bonds of issue.
The expenses connected with making entry records regarding the crediting of the placed securities to a depot account at the depository (which is maintaining the centralized custodianship of the Exchange-Traded Bonds) for their first holders (purchases), shall be borne by the first holders (purchases) of the securities.
AGENDA ITEM No. 2 Approval of the major transaction/series of inter-related transactions for a planned cross-currency interest rate swap and pledge agreement(s).

To approve the transaction/series of inter-related transactions for a planned cross-currency interest rate swap and pledge agreement securing the cross-currency interest rate swap as a major transaction on the following terms:
2.1 Cross-currency Interest Rate Swap:
a) Subject of the Cross-currency Interest Rate Swap: an initial cross-payment by the Counterparty and OJSC Uralkali of Nominal Amounts in rubles and U.S. Dollars (the Counterparty shall pay OJSC Uralkali the ruble equivalent of the Nominal Amount in U.S. Dollars, and OJSC Uralkali shall pay the Counterparty the Nominal Amount in rubles) on the Initial Payment Date and a final cross-payment by the Counterparty and OJSC Uralkali of Nominal Amounts in rubles and U.S. Dollars (the Counterparty shall pay OJSC Uralkali the Nominal Amount in rubles, and OJSC Uralkali shall pay the Counterparty the ruble equivalent of the Nominal Amount in U.S. Dollars) on the Final Payment Date, and the Counterparty shall pay OJSC Uralkali Fixed Amounts based on the Nominal Amount in rubles and agreed Fixed Rates in rubles, with OJSC Uralkali paying the Counterparty the ruble equivalent of the Fixed Amounts based on the Nominal Amount in U.S. Dollars and agreed Fixed Rates in U.S. Dollars (hereinafter — the “Cross-currency Interest Rate Swap”). The Cross-currency Interest Rate Swap shall be governed by the written confirmation of the parties regarding the conclusion of cross-currency interest swap transactions on the basis of the General Agreement on Derivative Transactions in the Financial Markets concluded between OJSC Uralkali and the Counterparty in accordance with the Model Terms for an Agreement on Derivatives in the Financial Markets which was published on the Internet on the official Internet pages of the Association of Russian Banks, the National Foreign Exchange Association and the Russian National Association of Securities Market Participants.
(b) Parties to the Cross-currency Interest Rate Swap: OJSC Uralkali, on the one part, and one or several of the following, on the other part: Barclays Bank plc, or Citibank N.A., or Credit Suisse (Europe) Ltd, or Deutsche Bank AG, or HSBC Bank plc, or Royal Bank of Scotland plc, or UBS AG, or VTB Bank, or VTB Capital, or Rosselkhozbank, or any other Russian or foreign international financial institution duly licensed and having all the necessary permits under applicable law to perform the operations envisaged under the cross-currency interest rate swap (hereinafter — the “Counterparty”).
c) Price and other material terms:
•	the Cross-currency Interest Rate Swap Price shall be determined on the basis of the Fixed Rate in U.S. Dollars and the Nominal Amount in U.S. Dollars.

•	The Nominal Amount in rubles shall not be more than 50,000,000,000 (fifty billion) rubles. The Nominal Amount in U.S. Dollars is equal to the quotient of the Nominal Amount in rubles and the official U.S. Dollar-to-ruble exchange rate of the Central Bank of Russia on the Transaction Date.

•	The Fixed Amount in rubles shall be paid by the Counterparty.

•	The ruble equivalent of the Fixed Amount in U.S. Dollars shall be paid by OJSC Uralkali.

•	The Fixed Amount in rubles is equal to the coupon payments for the Exchange-Traded Bonds for a 6-month coupon period multiplied by the number of coupon periods under the Exchange-Traded Bonds.

•	The Fixed Amount in US dollars is equal to an interest payment in an amount not less than the amount of the interest payment for the Nominal Amount in dollars at the rate of no more than 10.00% annual interest for a 6-month coupon period multiplied by the number of coupon periods for the Exchange-Traded Bonds.

•	The term of the Cross-currency Interest Rate Swap is no more than 40 (forty) months from the Commencement Date. Payments under the Cross-currency Interest Rate Swap between OJSC Uralkali and the Counterparty shall be in rubles at the official U.S. Dollar-to-ruble exchange rate of the Central Bank of Russia on the payment date.

•	Payment terms — parties shall effect cross-payment of the Nominal Amount in rubles and the Nominal Amount in U.S. Dollars, and of the Fixed Amount in rubles and the Fixed Amount in U.S. Dollars on payment netting terms as set forth in the General Agreement on Derivative Transactions in the Financial Markets between OJSC Uralkali and the Counterparty, i.e., one party to the Cross-currency Interest Rate Swap will pay the other party only the difference between such cross-payments, rather than a full delivery of the respective amount.
2.2 Pledge Agreement securing the Cross-currency Interest Rate Swap:
a) Subject of the Pledge Agreement: pledge of securities by the Company in favor of the Counterparty to secure the obligations of the Company under the Cross-currency Interest Rate Swap;

b) Parties to the Pledge Agreement: the Company as pledgor and the Counterparty as pledge;
c) Price and other material terms of the Pledge Agreement
•	Pledged property: the securities listed in the List of Securities, which are the subject of the pledge under the Pledge Agreement (attached).

•	The value of the pledged property will be determined in the pledge agreement based upon the market value of the pledge as determined according to the data of the trading session of the stock exchange on which the trading of the relevant debt instrument takes place on the date preceding the date of execution of the pledge agreement, and if there are several such exchanges, then on the MICEX on the date preceding the date on which the pledge agreement conclusion was concluded.

•	The obligations secured by the pledge and their amount: all monetary obligations of the Company for the Cross-currency Interest Rate Swap in favor of the Counterparty, including all costs and losses, as well as any expenses incurred by the pledgee in connection with having to sell the property pledged under the pledge agreement.

•	The Pledge Agreement is governed by the law of the Russian Federation.

•	The Pledged Object is located with the Company acting as Pledgor.

•	The Pledge Agreement shall remain in force until the Company has discharged all of its obligations under the Cross-currency Interest Rate Swap.
AGENDA ITEM No. 3 Approval of the major transaction/series of inter-related transactions for the purchase of the shares of Open Joint Stock Company Silvinit by the Company.
To approve the major transaction/series of inter-related transactions for the purchase of the shares of Open Joint Stock Company Silvinit by the Company.
a) The Parties to the transaction: the Company as the buyer, and Otkritie Bank OJSC and/or its affiliate(s) as the seller.
b) Subject matter of the transaction: the seller agrees to sell to the buyer up to 1,565,151 (one million five hundred sixty-five thousand one hundred fifty-one) common registered uncertificated shares of Open Joint Stock Company Silvinit (state registration number 1-02-00282-A), which constitutes up to 19.99998% of the outstanding common shares of Open Joint Stock Company Silvinit.
c) Price of the transaction: the total price of the common registered uncertificated shares of Open Joint Stock Company Silvinit purchased under the purchase and sale agreement will amount to no more than 1,400,000,000 (one billion four hundred million) U.S. Dollars. The shares being purchased shall be paid for in monetary form.
d) Other material terms of the transaction the closing of the sale and purchase transaction for the shares of Open Joint Stock Company Silvinit is subject to, (i) adoption of a resolution on approval of the purchase by OJSC Uralkali of the shares of Open Joint Stock Company Silvinit, and (ii) completion of the placement by the Company of the Series BO-01 Exchange-Traded Bonds; the seller shall provide the Company with representations and warranties in regard to the shares being sold. The Company and Otkritie Bank OJSC and/or its affiliate(s) shall have the right to sign other agreements, transactions and documents directly related to that which has been specified in this clause of the purchase and sale agreement or which is otherwise related to the purchase of the shares of Open Joint Stock Company Silvinit by the Company.
AGENDA ITEM No. 4 Reorganization of the Company in the form of the merger of Open Joint Stock Company Silvinit into OJSC Uralkali, including approval of the agreement on merger of Open Joint Stock Company Silvinit into OJSC Uralkali.
4.1 To reorganize OJSC Uralkali in the form of the merger of Open Joint Stock Company Silvinit into OJSC Uralkali (hereinafter likewise — the “Transferring Company”) on the terms provided for by the agreement on merger of Open Joint Stock Company Silvinit into OJSC Uralkali (hereinafter — the “Merger Agreement”), under which all of the property, rights and obligations of the Transferring Company will be transferred to OJSC Uralkali and the operations of the Transferring Company will be terminated.
4.2 To approve the Merger Agreement (attached).
4.3 During the merger of Open Joint Stock Company Silvinit into OJSC Uralkali, the shares of the Transferring Company are to be converted into (i) shares of OJSC Uralkali bought back from shareholders of OJSC Uralkali in accordance with the provisions of Clause 3.1.6 of the Merger Agreement, and/or (ii) additional shares of OJSC Uralkali placed for purposes of the conversion. The following shall be converted into 1 (one) common registered uncertificated share of OJSC Uralkali with a par value of 0.5 (zero point five) rubles each:
•	0,007495 common registered uncertificated shares of Open Joint Stock Company Silvinit with a par value of 50 (fifty) rubles 00 kopecks each;

•	0,019297 preferred registered uncertificated type A shares of Open Joint Stock Company Silvinit with a par value of 50 (fifty) rubles 00 kopecks each;
In those cases established by Art. 17.4 of the Federal Law on Joint Stock Companies, the shares of OJSC Uralkali and/or shares of the Transferring Company are to be cancelled during the consolidation of the Transferring Company into OJSC Uralkali.
The number of shares of OJSC Uralkali that each shareholder of the Transferring Company will receive is calculated by dividing the number of the relevant class of shares of the Transferring Company held by such shareholder by the corresponding conversion ratio.
Should the number of shares of OJSC Uralkali to be offered to the shareholder of the Transferring Company upon conversion of the shares of the Transferring Company held by such shareholder into shares of OJSC Uralkali come to a fraction, such number shall be rounded up or down to a whole number of shares of OJSC Uralkali offered under the conversion. The procedure for rounding the number of shares represented by a fraction up or down is carried out under the rules of arithmetic rounding. The rules for mathematical rounding should be understood to mean mathematical rounding, where the value of a whole share(s) does not change if the first digit after the rounded digit has a value between 0 through 4, and it will be increased by one if the first digit after the rounded digit has a value between 5 through 9. Moreover, if the number of shares of OJSC Uralkali to be offered to a shareholder of Open Joint Stock Company Silvinit upon conversion of the shares of Open Joint Stock Company Silvinit held by such shareholder into shares of OJSC Uralkali come to a fraction smaller than one, such number of shares is rounded up to one whole share. If the shareholder of the Transferring Company holds common registered uncertificated shares and Class A preferred registered uncertificated shares of the Transferring Company, the number of shares of OJSC Uralkali that such shareholder is entitled to receive upon the conversion of its common registered uncertificated shares and Class A preferred registered uncertificated shares of the Transferring Company are combined for purposes of rounding, in accordance with this clause.
4.4 To establish that within three business days after adopting the resolution on reorganization, Open Joint Stock Company Silvinit shall inform the authority which carries out the state registration of legal entities of the commencement of the procedure for the reorganization of the Company and Open Joint Stock Company Silvinit. After an entry has been made in the Unified State Register of Legal Entities regarding the commencement of reorganization procedures Open Joint Stock Company Silvinit shall twice place a notice regarding its reorganization, on behalf of both companies participating in the reorganization, with an interval of one between the two, in the mass media outlets in which information on the state registration of legal entities and notices on reorganization are published.
AGENDA ITEM No. 5 Approval of the agreement on merger of Open Joint Stock Company Silvinit into OJSC Uralkali as a major transaction.
To approve the Agreement on Consolidation as a major transaction on the following terms:
a) The Parties to the transaction:
the Transferring Company: Open Joint Stock Company Silvinit.
The Company into which the merger is being carried out: OJSC Uralkali
b) Subject matter of the transaction:
determination of the terms and procedures for the reorganization in the form of the merger of Open Joint Stock Company Silvinit into OJSC Uralkali, as well as the conversion procedures and the conversion ratio for the shares of the Transferring Company into the shares of OJSC Uralkali.
c) Price of the transaction:
the total price of the property that may be alienated/acquired as a result of concluding and executing a major transaction — the Merger Agreement — is calculated based upon the balance sheet value of the property of Open Joint Stock Company Silvinit, as determined based upon the financial statements of the Transferring Company, compiled in accordance with RAS on December 1, 2010.
d) Other material terms of the transaction

The Transferring Company shall transfer to OJSC Uralkali all the property, rights and obligations that it has under a transfer instrument approved by the Transferring Company using the procedures established under Russian law. During the merger of Open Joint Stock Company Silvinit into OJSC Uralkali, the shares of the Transferring Company are to be converted into (i) shares of OJSC Uralkali bought back from shareholders of OJSC Uralkali in accordance with the provisions of Clause 3.1.6 of the Merger Agreement, and/or (ii) additional shares of OJSC Uralkali placed for purposes of the conversion. The following shall be converted into 1 (one) common registered uncertificated share of OJSC Uralkali with a par value of 0.5 (zero point five) rubles each:
•	0,007495 common registered uncertificated shares of Open Joint Stock Company Silvinit with a par value of 50 (fifty) rubles 00 kopecks each;
•	0,019297 preferred registered uncertificated type A shares of Open Joint Stock Company Silvinit with a par value of 50 (fifty) rubles 00 kopecks each;
In those cases established by Art. 17.4 of the Federal Law on Joint Stock Companies, the shares of OJSC Uralkali and/or shares of the Transferring Company are to be cancelled during the consolidation of the Transferring Company into OJSC Uralkali.
The number of shares of OJSC Uralkali that each shareholder of the Transferring Company will receive is calculated by dividing the number of the relevant class of shares of the Transferring Company held by such shareholder by the corresponding conversion ratio.
Should the number of shares of OJSC Uralkali to be offered to the shareholder of the Transferring Company upon conversion of the shares of the Transferring Company held by such shareholder into shares of OJSC Uralkali come to a fraction, such number shall be rounded up or down to a whole number of shares of OJSC Uralkali offered under the conversion. The procedure for rounding the number of shares represented by a fraction up or down is carried out under the rules of arithmetic rounding. The rules for mathematical rounding should be understood to mean mathematical rounding, where the value of a whole share(s) does not change if the first digit after the rounded digit has a value between 0 through 4, and it will be increased by one if the first digit after the rounded digit has a value between 5 through 9. Moreover, if the number of shares of OJSC Uralkali to be offered to a shareholder of Open Joint Stock Company Silvinit upon conversion of the shares of Open Joint Stock Company Silvinit held by such shareholder into shares of OJSC Uralkali come to a fraction smaller than one, such number of shares is rounded up to one whole share. If the shareholder of the Transferring Company holds common registered uncertificated shares and Class A preferred registered uncertificated shares of the Transferring Company, the number of shares of OJSC Uralkali that such shareholder is entitled to receive upon the conversion of its common registered uncertificated shares and Class A preferred registered uncertificated shares of the Transferring Company are combined for purposes of rounding, in accordance with this clause.
AGENDA ITEM No. 6 Determination of the number, par value, categories (classes) of the Company’s common authorized shares and the rights granted by these shares.
To increase the number of authorized shares, which the Company shall have the right to place in addition to the shares placed by 1 200 000 000 (one billion two hundred million) common registered uncertificated shares with a par value of 0.5 rubles each (hereinafter — “declared shares”) for a total amount of 600 000 000 (six hundred million) rubles at par value. To determine that the shares declared for placement provide their owners with the same rights as the common registered uncertificated shares of the Company which have been placed.
AGENDA ITEM No. 7 Increase of the charter capital of the Company.
To increase the Company’s charter capital through placing 1 200 000 000 (one billion two hundred million) of the Company’s common registered uncertificated shares with a par value of 0.5 rubles each for a total amount of 600 000 000 (six hundred million) rubles at par value on the following terms:
7.1 Method for the placement: conversion of the common registered uncertificated shares and the privileged registered uncertificated Class A shares of Open Joint Stock Company Silvinit into the common registered uncertificated shares of OJSC Uralkali.
7.2 To determine the following procedures and terms for conversion:
The following shall be converted into 1 (one) common registered uncertificated share of OJSC Uralkali with a par value of 0.5 (zero point five) rubles each:

•	0,007495 common registered uncertificated shares of Open Joint Stock Company Silvinit with a par value of 50 (fifty) rubles 00 kopecks each;
•	0,019297 preferred registered uncertificated type A shares of Open Joint Stock Company Silvinit with a par value of 50 (fifty) rubles 00 kopecks each;
In those cases established by Art. 17.4 of the Federal Law on Joint Stock Companies, the shares of OJSC Uralkali and/or shares of the Transferring Company are to be cancelled during the consolidation of the Transferring Company into OJSC Uralkali.
The number of shares of OJSC Uralkali that each shareholder of the Transferring Company will receive is calculated by dividing the number of the relevant class of shares of the Transferring Company held by such shareholder by the corresponding conversion ratio.
Should the number of shares of OJSC Uralkali to be offered to the shareholder of the Transferring Company upon conversion of the shares of the Transferring Company held by such shareholder into shares of OJSC Uralkali come to a fraction, such number shall be rounded up or down to a whole number of shares of OJSC Uralkali offered under the conversion. The procedure for rounding the number of shares represented by a fraction up or down is carried out under the rules of arithmetic rounding. The rules for mathematical rounding should be understood to mean mathematical rounding, where the value of a whole share(s) does not change if the first digit after the rounded digit has a value between 0 through 4, and it will be increased by one if the first digit after the rounded digit has a value between 5 through 9. Moreover, if the number of shares of OJSC Uralkali to be offered to a shareholder of Open Joint Stock Company Silvinit upon conversion of the shares of Open Joint Stock Company Silvinit held by such shareholder into shares of OJSC Uralkali come to a fraction smaller than one, such number of shares is rounded up to one whole share. If the shareholder of the Transferring Company holds common registered uncertificated shares and Class A preferred registered uncertificated shares of the Transferring Company, the number of shares of OJSC Uralkali that such shareholder is entitled to receive upon the conversion of its common registered uncertificated shares and Class A preferred registered uncertificated shares of the Transferring Company are combined for purposes of rounding, in accordance with this clause.
7.3 The shares of the Transferring Company to be recognized to be converted into the common registered uncertificated shares of OJSC Uralkali on the day that an entry on the termination of the activity of the Transferring Company is made in the United States Registry of Legal Entities on the basis of the information from the shareholder registry of the Transferring Company on this day.
AGENDA ITEM No. 8 Amendment of the Charter of OJSC Uralkali and approval of a new version of the Charter of OJSC Uralkali.
To amend the Charter of OJSC Uralkali and approve the new version of the Charter of OJSC Uralkali (attached).
AGENDA ITEM No. 9 Approval of a new version of the Regulations on the Board of Directors of OJSC Uralkali.
To approve the Regulations on the Board of Directors of OJSC Uralkali (attached).
AGENDA ITEM No. 10. Approval of a new version of the Regulations on Compensation and Reimbursements to be paid to the members of the Board of Directors of OJSC Uralkali.
To approve the Regulations on Compensation and Reimbursements paid to the members of the Board of Directors of OJSC Uralkali (attached).